UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

(Date of report)	December 30, 2015
(Date of earliest event reported)	December 29, 2015

ONEOK, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK
(Address of principal executive offices)

74103
(Zip code)

(918) 588-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 29, 2015, we expanded our Board of Directors from nine to 12 members, and Brian L. Derksen, Randall J. Larson and Kevin S. McCarthy were elected to the Board to fill these additional positions. All of the current directors will continue as members of the Board.
Brian L. Derksen
Mr. Derksen served as Global Deputy Chief Executive Officer of Deloitte Touche Tohmatsu Limited from 2011 until 2014, and as Deputy Chief Executive Officer of Deloitte U.S. from 2003 to 2011. Prior to that, he was U.S. Managing Partner of the financial advisory business unit of Deloitte U.S. and Regional Managing Partner of the mid-America region of Deloitte U.S. Mr. Derksen earned a Bachelor of Science degree from the University of Saskatchewan (Canada) and a Master of Business Administration degree from Duke University’s Fuqua School of Business.
Mr. Derksen will also serve on our Board as a member of the Board’s Audit and Corporate Governance Committees.
Randall J. Larson
Mr. Larson previously served as Chief Executive Officer of the general partner of TransMontaigne Partners L.P. from September 2006 until August 2009, as its Chief Financial Officer from January 2003 until September 2006, and as its Controller from May 2002 to January 2003. From July 1994 to May 2002, Mr. Larson was a partner with KPMG LLP in its Silicon Valley and National (New York City) offices. From July 1992 to July 1994, Mr. Larson served as a Professional Accounting Fellow in the Office of Chief Accountant of the United State Securities and Exchange Commission (the “SEC”). Mr. Larson earned a Bachelor of Business Administration degree from the University of Wisconsin - Eau Claire and a Master of Business Administration degree from the University of Wisconsin - Madison.
Mr. Larson also serves on the board of directors of Valero Energy Partners GP LLC. Mr. Larson formerly served as a director of the general partner of MarkWest Energy Partners, L.P. prior to its merger with MPLX LP.
Mr. Larson will also serve on our Board as a member of the Board’s Audit and Corporate Governance Committees.
Kevin S. McCarthy
Mr. McCarthy is a Co-Founder and Managing Partner for Kayne Anderson Fund Advisors (“Kayne Anderson”). Mr. McCarthy is responsible for master limited partnership private equity investments and serves as Chairman, Chief Executive Officer and President of Kayne Anderson MLP Investment Company, Kayne Anderson Energy Total Return Fund, Kayne Anderson Midstream/Energy Fund and Kayne Anderson Energy Development Company, which are each New York Stock Exchange listed closed-end investment companies. Prior to joining Kayne Anderson in 2004, Mr. McCarthy was global head of energy investment banking at UBS Securities LLC (“UBS”). In this role, he had senior responsibility for all of UBS’ energy investment banking activities, including direct responsibilities for securities underwriting and mergers and acquisitions in the MLP industry. From 1995 to 2000, Mr. McCarthy led the energy investment banking activities of Dean Witter Reynolds and then PaineWebber Incorporated. He began his investment banking career in 1984. He earned a Bachelor of Arts in Economics and Geology degree from Amherst College and Master of Business Administration in Finance degree from the University of Pennsylvania’s Wharton School.
Mr. McCarthy also serves on the board of directors of Range Resources Corporation.
Mr. McCarthy will also serve on our Board as a member of the Board’s Executive Compensation and Corporate Governance Committees.
Director Compensation and Reimbursement
For their service on the Board through April of 2016, each of Messrs. Derksen, Larson and McCarthy will receive an annual retainer of $65,000, prorated for the period of time from their appointment to the Board through April 2016. Messrs. Derksen, Larson and McCarthy will also receive the currently effective annual stock retainer of shares of our common stock with a value of $135,000 paid to members of our Board, similarly prorated, which shares shall be issued pursuant to our Equity Compensation Plan, as amended. As nonmanagement directors, each of Messrs. Derksen, Larson and McCarthy will also be entitled to participate in our Deferred Compensation Plan for Non-Employee Directors described under “Director Compensation” on pages 26 through 28 of our Proxy Statement relating to our 2015 Annual Meeting of Shareholders, as filed with the SEC on April 1, 2015 (as such description is incorporated herein by this reference). Additionally, each of Messrs. Derksen, Larson and McCarthy will be reimbursed for their expenses related to their attendance at Board and committee meetings.

Item 7.01		Regulation FD Disclosure

We issued a news release on December 29, 2015, announcing the appointment of Messrs. Derksen, Larson and McCarthy to our Board, a copy of which is attached as Exhibit 99.1 and is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 9.01		Financial Statements and Exhibits

	(d)	Exhibits

Exhibit Number	Description

99.1		News release of ONEOK, Inc. dated December 29, 2015, announcing director appointments.

SIGNATURE

Pursuant to the requirements of Section 18 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.

Date:	December 30, 2015	By:	/s/ Derek S. Reiners
Derek S. Reiners Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	News release of ONEOK, Inc. dated December 29, 2015, announcing director appointments.

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